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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 17, 1998


                             CCA PRISON REALTY TRUST
       (Exact name of registrant as specified in its Declaration of Trust)


                 Maryland                                      1-13049                  62-1689525
---------------------------------------------       ------------------------       ----------------------
(State or other jurisdiction of organization)       (Commission File Number)         (I.R.S. Employer
                                                                                   Identification Number)
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10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee           37215
----------------------------------------------------------         ----------
        (Address of principal executive offices)                   (Zip Code)


       Registrants' telephone number, including area code: (615) 263-0200



                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         CCA Prison Realty Trust, a Maryland real estate investment trust (the
"Company"), has entered into an Agreement and Plan of Merger, dated as of April
18, 1998 (the "Merger Agreement"), with Corrections Corporation of America, a
Tennessee corporation ("CCA"). Pursuant to and subject to the terms and conditions of the Merger Agreement, CCA will be merged with and into the Company
(the "Merger"). Each share of the common stock of CCA, $1.00 par value per share, will be converted into the right to receive 0.875 of the Company's common shares, $0.01 par value per share.

         The Merger is subject to termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Company's shareholders, approval by CCA's shareholders and certain other conditions.

         In addition, on April 17, 1998, the Company, its wholly-owned subsidiary USCA Corporation ("USCA") and U.S. Corrections Corporation ("USCC") entered into an Agreement of Merger (the "USCC Merger Agreement"), whereby the Company acquired all of the outstanding capital stock and derivative securities of USCC, a privately-held owner and operator of correctional and detention facilities (the "USCC Merger"), for a cash payment of approximately $157 million
(including $10 million paid by CCA for the stock of certain subsidiaries of USCC immediately prior to the USCC Merger). The USCC Merger was accomplished by means of a reverse-triangular merger, in which USCA merged with and into USCC, with USCC becoming a wholly-owned subsidiary of the Company. By virtue of the USCC
Merger, the Company acquired four correctional and detention facilities in Kentucky, one in Ohio and two, which are currently under construction, in North
Carolina. Such facilities currently have an aggregate design capacity of 5,275 beds. The Ohio facility is currently leased to the County of Hamilton, Ohio. The
Company currently leases the Kentucky facilities, and expects to lease the North
Carolina facilities, to CCA pursuant to the terms of that certain Master
Agreement to Lease, dated July 18, 1997, between the Company and CCA.

         On April 20, 1998, the Company and CCA issued a press release (the
"Press Release") concerning the Merger and the USCC Merger and the execution of the Merger Agreement and the USCC Merger Agreement.

         The foregoing description of the Merger, the USCC Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the USCC Merger Agreement and the Press
Release, each of which is either attached hereto and incorporated herein by reference or incorporated herein by reference to the Current Report on Form 8-K filed on the date hereof by CCA.

                                        1

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

EXHIBIT NO.                                          EXHIBIT
-----------                                          -------
      2.1                  Agreement and Plan of Merger, dated as of April 18,
                           1998, between Corrections Corporation of America and
                           CCA Prison Realty Trust (incorporated by reference to
                           Exhibit 2.1 of the Current Report on Form 8-K filed by
                           Corrections Corporation of America with the Securities
                           and Exchange Commission on April 22, 1998).

      2.2                  Agreement of Merger, dated April 17, 1998, between
                           CCA Prison Realty Trust and USCA Corporation on the one hand, and U.S. Corrections Corporation, on the other hand (as directed by Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request).

     99.1                  Press Release, dated April 20, 1998, issued by
                           CCA Prison Realty Trust and Corrections Corporation
                           of America.
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                                        2

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CCA PRISON REALTY TRUST



Date: April 22, 1998                /s/ D. Robert Crants, III
                                    -----------------------------------
                                    Name:  D. Robert Crants, III
                                    Title: President



                                        3

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                                  EXHIBIT INDEX


EXHIBIT NO.                           EXHIBIT
-----------                           -------

     2.2          Agreement of Merger, dated April 17, 1998, between CCA Prison
                  Realty Trust and USCA Corporation on the one hand, and U.S.
                  Corrections Corporation, on the other hand (as directed by Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request).

    99.1          Press Release, dated April 20, 1998, issued by CCA Prison
                  Realty Trust and Corrections Corporation of America.
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